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                                                                    EXHIBIT 23.1

                          Independent Auditors' Consent

The Board of Directors
Urologix, Inc.:

We consent to the incorporation by reference in the Registration Statement Nos. 333-11981, 333-13271, 333-41385, 333-84869, 333-53634 and 333-82854 of Urologix,
Inc. of our report dated August 5, 2003, with respect to the balance sheets of Urologix, Inc. as of June 30, 2003 and 2002 and the related statements of operations, shareholders' equity, and cash flows for the years then ended, which report appears in the June 30, 2003, annual report on Form 10-K of Urologix, Inc.

Our report refers to our audit of the disclosures added to revise the fiscal2001 financial statements, as more full described in Note 5, to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by Urologix, Inc. as of July 1, 2001. However, we were not engaged to audit, review, or apply any procedures to the fiscal 2001 financial statements other than with respect to such disclosures.

/s/ KPMG LLP


Minneapolis, Minnesota
September 29, 2003